EXECUTION COPY

3,300,000 SHARES

MERIDIAN BIOSCIENCE, INC.

Common Stock

UNDERWRITING AGREEMENT

September 16, 2005

      1.        Introductory. Meridian Bioscience, Inc., an Ohio corporation (“Company”), proposes to issue and sell to Robert W. Baird & Co. Incorporated (the “Underwriter”) 1,800,000 shares (the “Company Shares”) of the Company’s common stock, no par value (the “Common Stock”), and the William J. Motto Irrevocable Family Trust, a trust established under the laws of the State of Florida (the “Selling Shareholder”), proposes to sell to the Underwriter 1,500,000 shares (the “Selling Shareholder Shares” and, collectively with the Company Shares, the “Firm Securities”).

      2.         Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

      (a)        A registration statement (No. 333-109139), including a prospectus, relating to the Firm Securities, have been filed with the Securities and Exchange Commission (“Commission”) and have become effective. Such registration statement is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Firm Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

      (b)        On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date (as defined below), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter or the Selling Shareholder specifically for use therein pursuant to Section 6 hereof.

      (c)        The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have individually or in the aggregate a Material Adverse Effect (as defined below).

      (d)        Each subsidiary listed on Schedule A hereto (each subsidiary on Schedule A is referred to herein as a “Significant Subsidiary” and, collectively, as the “Significant Subsidiaries”) of the Company has been duly incorporated and is a validly existing corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have individually or in the aggregate a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

      (e)        All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable; the Firm Securities to be issued and sold by the Company and sold by the Selling Shareholder pursuant to this Agreement have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Firm Securities.

      (f)        Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Firm Securities.

      (g)        Other than the Agreement covering Death and Disability by and between the Company and William J. Motto dated September 10, 2003 (the “Motto Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

      (h)        The Company Shares have been approved for listing on The Nasdaq Stock Market’s National Market (“Nasdaq National Market”), subject to notice of issuance. The Selling Shareholder Shares have been, and at the Closing will continue to be, listed on the Nasdaq National Market.

      (i)        No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Firm Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws and except in any such case where the failure to obtain such consent, approval or authorization, or to make such filing, would not have individually or in the aggregate a Material Adverse Effect.

      (j)        The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Company Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws (or Code of Regulations) of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Company Shares as contemplated by this Agreement.

      (k)        Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would have individually or in the aggregate a Material Adverse Effect, and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

      (l)        The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

      (n)        The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The Company is not a party to or bound by any material options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the intellectual property rights employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons which, if the subject of an unfavorable decision, ruling, or finding, would result in a Material Adverse Effect.

      (o)        There are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Agriculture (“USDA”) or any other federal, state, local or governmental bodies having authority over the Company’s or its subsidiaries’ activities, products or facilities (each a “Governmental Authority”), including Governmental Authorities outside the United States having jurisdiction over the Company, its subsidiaries or their products, that would reasonably be expected to result in a Material Adverse Effect.

      (p)        Except as described in the Registration Statement or the Prospectus, the Company and each of its subsidiaries: (i) is and, except as set forth on Schedule B, at all times has been in substantial compliance with all governmental statutes, rules, regulations, ordinances, orders, decrees and guidances applicable to the ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company (“Applicable Laws”), including Applicable Laws of jurisdictions other than the United States, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (ii) since January 1, 2000, except as set forth on Schedule B, has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, not approvable letter, approvable letter or complete response letter, or other correspondence or notice from the FDA, USDA or any other Governmental Authority alleging or asserting noncompliance with or failure to satisfy the requirements of any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments, including pending licenses, certificates, approvals, clearances, authorizations, permits, or supplements, thereto required by any such Applicable Laws (“Authorizations”), except such FDA Forms 483, notices, letters or other correspondence of noncompliance as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iii) possesses all Authorizations required for the conduct of its business, and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where the failure to possess such Authorization or the violation of such Authorization would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) has not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate, any alleged product defect, or material violation of any Applicable Laws or Authorizations, except where such action or notice would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; the Company is not aware of any facts that would cause the Company to initiate any such notice or action; and the Company does not have any knowledge or reason to believe that any Governmental Authority or third party intends to initiate any such notice or action.

      (q)        Except as described in the Registration Statement and the Prospectus, neither the Company or any subsidiary, nor to the knowledge of the Company or any subsidiary, any other person who is an officer, director, manager, agent of the Company or any subsidiary or has a direct or indirect ownership interest in the Company or any subsidiary, has knowingly engaged in any activities which are prohibited, or are cause for civil penalties under: (i) the U.S. Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder; (ii) any U.S. federal, state and local fraud and abuse laws, (iii) quality, safety and accreditation standards and requirements of all applicable United States or other national, state and provincial laws or regulatory bodies; and (iv) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (iv) as may be amended from time to time.

      (r)        The Company and its subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the

Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company or its subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

      (s)        Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise required to be described in the Prospectus but are not so described; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

      (t)        The historical consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as noted therein, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein.

      (u)        Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      (v)        The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Company meets the requirements for use of Form S-3 under the Act, and the conditions for the use of Rule 415 in connection with the offer and sale of the Firm Securities have been satisfied.

      (w)        There is no failure on the part of the Company or any of its subsidiaries or on the part of any of the Company’s or any of its subsidiaries’ directors or officers, in their capacities as such, to comply in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

      (x)        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and the Company’s management evaluated the Company’s disclosure controls and procedures as of September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005 and determined that they were effective as of each such date.

      (y)        The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z)        The Company hereby acknowledges that the Underwriter will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders, creditors, the Selling Shareholder or any other person. The Company and the Underwriter each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

      (aa)        The Company is not and, after giving effect to the offering and sale of the Firm Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

      3.        Representations and Warranties of the Selling Shareholder. Each of William J. Motto (“Motto”) and the Selling Shareholder, jointly and severally, represents and warrants to, and agrees with, the Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (b)        The Selling Shareholder has, and on the Closing Date will have, good and valid title to the Selling Shareholder Shares pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Firm Securities that may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

      (c)        Upon payment therefore pursuant hereto, delivery of the Selling Shareholder Shares pursuant to this Agreement will pass good and valid title to such Selling Shareholder Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

      (d)        The execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws or other organizational documents of the Selling Shareholder or any other agreement or instrument to which a Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required of or by a Selling Shareholder for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

      (e)        The Selling Shareholder (i) does not, other than with respect to the Motto Agreement, have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for the Selling Shareholder Shares, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Company Shares to be sold to the Underwriter pursuant to this Agreement, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

      (f)        Except for such consents, approvals and waivers which have been obtained by the Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which a Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Firm Securities that may be sold by a Selling Shareholder under this Agreement or the consummation by a Selling Shareholder of any of the other transactions contemplated hereby.

      (g)        All information furnished by or on behalf of the Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Selling Shareholder confirms as accurate the number of Firm Securities set forth opposite such Selling Shareholder’s name in the Prospectus under the caption “Selling Shareholder” (both prior to and after giving effect to the sale of the Firm Securities).

      (h)        Other than excepted activity pursuant to Regulation M of the Exchange Act, the Selling Shareholder has not taken any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of shares of Common Stock or any other reference security, whether to facilitate the sale or resale of the Firm Securities or otherwise, or has taken any action that would directly or indirectly violate any provision of Regulation M.

      (i)        There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by or on behalf of the Selling Shareholder in connection with the execution and delivery of this Agreement or the sale by either Selling Shareholder of the Firm Securities.

      (j)        The Selling Shareholder has not distributed and will not distribute, prior to the later of (i) the completion of the Underwriter’s distribution of the Firm Securities and (ii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Firm Securities other than the Prospectus or the Registration Statement.

      (k)        The Selling Shareholder acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 9 hereof, counsel to the Selling Shareholder and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      4.        Purchase, Sale and Delivery of Firm Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Company Shares and the Selling Shareholder agrees to sell the Selling Shareholder Shares to the Underwriter, and the Underwriter agrees to purchase from the Company and the Selling Shareholder, the Firm Securities at a purchase price per share of $16.625.

      Payment for the Firm Securities shall be made by wire transfer in immediately available funds to the account specified by the Company and the

Selling Shareholder to the Underwriter on September 21, 2005 at 8:00 A.M., local time, or at such other time on the same or such other date, not later than the seventh Business Day after the trade date, as the Underwriter and the Company and the Selling Shareholder may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”. As used in this Agreement, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

      Payment for the Firm Securities to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Firm Securities to be purchased on such date registered in such names and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date with any transfer taxes payable in connection with the transfer to the Underwriter of the Firm Securities duly paid by the Company and the Selling Shareholder. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the office of Foley & Lardner LLP, U.S. Bank Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, at least 24 hours prior to the Closing Date.

       5.       Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Firm Securities for sale to the public as set forth in the Prospectus.

       6.       Information Furnished by the Underwriter and Selling Shareholder. The concession and reallowance amounts appearing under the caption “Underwriting” of the Prospectus constitutes all of the information furnished to the Company by and on behalf of the Underwriter for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement. The information set forth in the table under the caption “Selling Shareholder” in each of the base prospectus and prospectus supplement constituting the Prospectus constitutes all of the information furnished to the Company by and on behalf of the Selling Shareholder for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

       7.       Certain Agreements of the Company. The Company agrees with the Underwriter that it will furnish to counsel for the Underwriter, one signed copy of the registration statement relating to the Firm Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Firm Securities:

      (a)        The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) or Rule 424(b)(5) not later than the second business day following the execution and delivery of the this Agreement.

      (b)        The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

      (c)        If, at any time when a prospectus relating to the Firm Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

      (d)        As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the registration statement relating to the Firm Securities, which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

      (e)        The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any related prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

      (f)        The Company will arrange for the qualification of the Firm Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

      (g)        The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Firm Securities for sale under the laws of such jurisdictions as the Underwriter may designate and the preparation of memoranda relating thereto (provided that counsel fees in connection therewith do not exceed $5,000), for any applicable filing fee incident to, a review by the National Association of Securities Dealers, Inc. of the Firm Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Firm Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriter.

      (h)        For a period of 120 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except (i) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement and issuances of Common Stock pursuant to the exercise of such options, (iii) issuance of Common Stock to employees pursuant to the terms of a plan in effect on the date of this Agreement, (iv) filing a registration statement increasing the number of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock available for grant or issuance under the terms of a plan in effect on the date of this Agreement, (v) filing a registration statement to register shares of Common Stock for use in connection with acquisitions, and (vi) issuances of Common Stock in connection with acquisitions and the filing of a registration statement to permit the resale of those shares of Common Stock.

       8.       Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with the Underwriter and the Company as follows:

(a) The Selling Shareholder will do and perform all things to be done and performed by such Selling Shareholder prior to the Closing Date, pursuant to this Agreement.

      (b)        Promptly following the execution of this Agreement, and in a timely manner which will not delay the Closing Date, the Selling Shareholder will deliver to the Underwriter or its designee the stock certificate(s) representing the Firm Securities to be sold by such Selling Shareholder, duly endorsed for transfer or with duly executed stock powers attached. The Underwriter (or its designee) will hold such stock certificate(s) in escrow pending consummation of the transactions contemplated by this Agreement and will promptly return such stock certificate(s) to the Selling Shareholder if the Closing Date does not occur on the date specified in Section 4 of this Agreement for any reason.

      (c)        The Selling Shareholder agrees to deliver to the Underwriter on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable substitute form or statement specified by Treasury Department regulations in lieu thereof).

(d) The Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of the Firm Securities being sold by such Selling Shareholder to the Underwriter.

      (e)        Upon execution and delivery of this Agreement, the Selling Shareholder will execute and deliver to the Underwriter the agreement, substantially in the form attached hereto as Schedule B (the “Lock-Up Agreement”), enforceable by the Underwriter, that, for a period of 120 days after the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of the Underwriter or except as permitted in the Lock-Up Agreement, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

      (f)        The Selling Shareholder will furnish any documents, instruments or other information which the Underwriter may reasonably request in connection with the sale and transfer of the Firm Securities to the Underwriter.

       9.       Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Shareholder herein, to the accuracy in all material respects of the statements of Company officers and the Selling Shareholder made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions precedent:

      (a)        The Underwriter shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

      (i)        in their opinion the financial statements and any schedules and any summary of earnings audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

      (ii)        they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

      (b)        The Underwriter shall have received a letter, dated the date of delivery thereof, of Grant Thornton, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

      (i)        on the basis of a reading of the latest available interim financial statements of the Company, and inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

      (A)        at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in shareholders’ equity or net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

      (B)        for the period from the closing date of the latest statement of operations included in the Prospectus to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenue, or any increase in the total amount of net loss;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (ii)        they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

      (c)        The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

      (d)        Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, has a Material Adverse Effect and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Firm Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Underwriter, be likely to materially and adversely affect the success of the proposed issue, sale or disposition of the Firm Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Firm Securities.

(e) The Underwriter shall have received an opinion, dated the Closing Date, of Keating, Muething & Klekamp, PLL, counsel for the Company, to the effect that:

      (i)        The Company is an existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other U.S. jurisdictions in which its ownership or lease of property its or the conduct of business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

      (ii)        The Firm Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized; all outstanding shares of Common Stock are, and the Company Shares will be, when issued and paid for in accordance with this Agreement, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, to the knowledge of such counsel, the shareholders of the Company have no preemptive rights with respect to the Firm Securities;

      (iii)        To the knowledge of such counsel, other than the Motto Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

      (iv)        No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Firm Securities by the Company, except such as have been obtained and such as may be required under the Act and under applicable securities laws of the various jurisdictions in which the Firm Securities will be offered and sold, as to which such counsel need express no opinion, and except in any such case where the failure to obtain such consent, approval or authorization, or to make such filing, would not have individually or in the aggregate a Material Adverse Effect;

      (v)        The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein (including the issuance and sale of the Company Shares and the use of the proceeds from the sale of the Company Shares as described in the Prospectus under the caption “Use Of Proceeds”) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any U.S. governmental agency or body or any U.S. court having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Articles of Incorporation or the Code of Regulations of the Company, except in any such case where such breach, violation or default would not have a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Company Shares as contemplated by this Agreement;

      (vi)        The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of its effective date, the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of the date of this Agreement, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

      (vii)        Upon (a) payment of the consideration for the Selling Shareholder Shares, (b) physical delivery of the Selling Shareholder Shares to the Underwriter in accordance with this Agreement or to the Company’s transfer agent, as custodian, with stock powers duly endorsed in blank and (c) either (1) book entry recordation by The Depository Trust Company (“DTC”) that the Selling Shareholder Shares have been credited to the Underwriter’s securities account or (2) acquisition by DTC of the Selling Shareholder Shares for the Underwriter and acceptance thereof by DTC for credit to the Underwriter’s securities account, and assuming that the Underwriter acquires its interest in the Selling Shareholder Shares without notice of any adverse claim to the Selling Shareholder Shares as provided in the Uniform Commercial Code as in effect in the State of New York (the “UCC”), (A) the Underwriter will acquire a security entitlement with respect to the Selling Shareholder Shares and (B) no action based on any adverse claim to such security entitlement may be asserted against the Underwriter. For purposes of this paragraph, such counsel may assume that the jurisdiction of DTC is the State of New York. The terms “securities account”, “adverse claim”, “notice of claim”, “security entitlement” and “jurisdiction” have the definitions assigned to them in Article 8 of the UCC; and

(viii) This Agreement has been duly authorized, executed and delivered by the Company.

Such counsel shall also state in such opinion that no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of its effective date or as of the Closing Date, as of its date or as of the Closing Date (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the Closing Date, as of its date or as of the Closing Date (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (f)        The Underwriter shall have received an opinion from Greenebaum Doll & McDonald PLLC, counsel for the Selling Shareholder, dated the Closing Date, substantially to the effect that, subject to the qualifications and assumptions set forth therein:

(i) The Selling Shareholder is a validly existing Trust under the laws of the State of Florida.

      (ii)        The Selling Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement and the performance of the Selling Shareholder’s obligations hereunder and the consummation of the transactions described herein by the Selling Shareholder have been duly authorized by the Selling Shareholder by all necessary action;

(iii) This Agreement has been duly executed and delivered by the Selling Shareholder;

      (iv)        To such counsel’s knowledge, no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Selling Shareholder is required for the execution and delivery of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement by the Selling Shareholder (except for compliance with the Act) and except that no opinion shall be expressed as to the laws of any other jurisdiction, including the securities laws or the blue sky laws of the various states or the District of Columbia; and

      (v)        The execution and delivery of this Agreement by the Selling Shareholder, the performance by the Selling Shareholder of its obligations hereunder and the Selling Shareholder’s sale of the Selling Shareholder Shares to the Underwriter in accordance with this Agreement do not: (i) violate any provisions of the organizational documents of the Selling Shareholder; or (ii) violate any statute, ordinance, order, rule, writ, judgment, decree, or regulation known to such counsel to which the Selling Shareholder is subject of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder.

In rendering such opinions, counsel for the Selling Shareholder may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of the Selling Shareholder, and copies of all such certificates shall be furnished to the Underwriter and counsel for the Underwriter on or before the Closing Date.

      (g)        The Underwriter shall have received from Foley & Lardner LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Firm Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      (h)        The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

      (i)        The Underwriter shall have received a certificate, dated the Closing Date, of Motto and an authorized representative of the Selling Shareholder, in which such person, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects and that the Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

      (j)        The Underwriter shall have received a letter, dated the Closing Date, of Grant Thornton, LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(k) The Underwriter shall have received executed Lock-Up Agreements from each director and executive officer of the Company.

(l) The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter under this Agreement.

      10.       Indemnification and Contribution.

      (a)        The Company agrees to indemnify and hold harmless the Underwriter and each person (including each director, member, partner or officer thereof) who controls the Underwriter within the meaning of the Act or the Exchange Act from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof (“Claims”), joint or several, to which the Underwriter or each such controlling person may become subject under the Act, the Exchange Act, applicable state securities or blue sky laws (“Blue Sky Laws”) or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company further agrees to reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company will not be liable to the Underwriter or a controlling person (as the case may be) to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or supplement thereto in reliance upon and in conformity with the written information furnished by the Underwriter or the Selling Shareholder (as the case may be) to the Company pursuant to Section 6 of this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

      (b)        The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement, the Selling Shareholder and each person if any who controls the Company or the Selling Shareholder within the meaning of the Act or the Exchange Act, and Motto from and against any Claim to which the Company, any such director or officer, the Selling Shareholder or any such controlling person may become subject, under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the

Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance solely upon and in conformity with the written information furnished by the Underwriter to the Company pursuant to Section 6 of this Agreement. The Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or the Selling Shareholder, or any director, officer or controlling person of the Company or the Selling Shareholder in connection with investigating or defending any such Claim as such expenses are incurred. The indemnification obligations of the Underwriter as provided above are in addition to any liabilities the Underwriter may otherwise have.

      (c)        Each of the Selling Shareholder and Motto, jointly and severally, agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of the Act or the Exchange Act, from and against any Claims, joint or several, to which the Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of litigation, if such settlement is effected with the written consent of the Selling Shareholder), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Selling Shareholder to the Company pursuant to Section 6 of this Agreement; and will reimburse the Underwriter and each such controlling person for any legal or other expenses incurred by the Underwriter and each such controlling person in connection with investigating or defending any such Claim. The indemnification obligations of the Selling Shareholder as provided above are in addition to any liabilities the Selling Shareholder may otherwise have.

      (d)        Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this Section 10 or otherwise, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one or more separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (e)        Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

      (i)        The indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the second to last sentence of subsection (d) of this Section 10;

      (ii)        The indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(iii) The indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

      (f)        To the extent the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsection (a), (b) or (c) hereof or insufficient in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

      (i)        In such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Firm Securities; or

      (ii)        If the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

      (g)        The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) and the Selling Shareholder are responsible for the remaining portion. The relative fault of the Company, the Selling Shareholder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (d) and (e) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      (h)        The Company, the Selling Shareholder, Motto and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (g) of this Section 10. Notwithstanding the other provisions of this Section 10, the Underwriter shall not be required to contribute any amount that is greater than the total underwriting discounts and commissions applicable to the Firm Securities purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      11.        Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholder and Motto, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Selling Shareholder, Motto, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Firm Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Firm Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company, the Selling Shareholder, Motto and the Underwriter pursuant to Section 10 shall remain in effect. Notwithstanding the foregoing, if the purchase of the Firm Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 9(d), then the Company will reimburse the Underwriter for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Firm Securities.

       12.       Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax No. (414) 765-3912, Attention: Lance Lange, Director, with a copy to Benjamin F. Garmer, III, Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax. No. (414) 297-4900; if sent to the Company, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to Meridian Bioscience, Inc., 3471 River Hills Drive, Fax No. (513) 271-3761, Attention: Chief Executive Officer, with a copy to Mark Weiss, Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Fax. No. (513) 579-6457; and if to the Selling Shareholder or Motto, will be mailed, delivered, or sent by facsimile transmission or e-mail (with receipt confirmed) to Fifth Third Bank (South Florida), Trustee, Attn: Private Client Group - Mail Drop B9993G, P.O. Box 413021, Naples, Florida 34101-3021, Fax. No. (239) 591-6329, with a copy to William Montague, Greenebaum Doll & McDonald PLLC, Fax. No. (502) 587-3695.

       13.        Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Selling Shareholder and the Underwriter and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      14.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      15.        Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the Underwriter in accordance with its terms.

Very truly yours,

Meridian Bioscience, Inc.

By: /s/William J. Motto
    ——————————————
      Name:  William J. Motto
      Title:   Chairman of the Board
                  and Chief Executive Officer

Selling Shareholder:

The William J. Motto Irrevocable Family Trust

By: /s/Charles L. White
    ——————————————
      Name:  Charles L. White
      Title:   Vice President,
                  Fifth Third Bank, Florida

Solely with respect to Section 3 and Sections 10 through 15:

/s/William J. Motto
——————————————
William J. Motto

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

By: Robert W. Baird & Co. Incorporated

By: /s/Lance Lang
    ——————————————
      Name:  Lance Lange
      Title:   Director